PRESS RELEASE


              OCEAN SHORE HOLDING CO. REPORTS 1ST QUARTER EARNINGS

         Ocean City, New Jersey - April 26, 2006 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $703,000 or $.08 per basic and diluted share for the quarter ended March 31, 2006, as compared to $742,000 or $.09 per basic and diluted share for the first quarter of 2005.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of seven full-service banking offices in eastern New Jersey.

NET INTEREST INCOME IMPROVES OVER PRIOR YEAR

         Net interest income increased 4.9% to $3.8 million for the first quarter of 2006 compared to the first quarter of 2005 while net interest margin remained level at 2.98% for the same periods. The growth in interest income was the result of an increase in average interest-earning assets of $24.7 million and an increase of 59 basis points in the average yield to 5.61%. These increases were offset by an increase in average interest bearing liabilities of $23.4 million and an increase of 66 basis points in the average cost to 2.97%.

TOTAL ASSETS GROW

         Total assets grew $13.0 million, or 2.4%, to $556.8 million at March 31, 2006 from December 31, 2005. Loans receivable grew $4.3 million, or 1.0%, to $416.3 million on steady loan activity, while investment and mortgage-backed securities declined $9.2 million or 9.8% to $85.0 million. Real estate mortgage loans grew by $3.5 million and consumer loans grew by $1.5 million, while commercial loans decreased by $2.1 million. Cash and cash equivalents grew $17.8 million most of which was an increase in Fed Funds of $14.0 million for the March 2006 quarter. The increase in Fed Funds was through the normal course of bank operations.

         Deposits grew $5.8 million, or 1.4%, to $422.7 million at March 31, 2006 from December 31, 2005. The Company continued its focus on non-interest-bearing deposits, which increased 14.9% to $39.3 million. FHLB advances increased $7.0 million, or 25.9%, to $34.0 million at March 31, 2006 from December 31, 2005.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $299,000 at March 31, 2006. Net charge-offs were $7,000 in the first quarter of 2006, compared to $4,000 in the same period last year. The allowance for loan losses was 0.44% of total loans at March 31, 2006 compared to 0.42% at December 31, 2005 and 0.44% of total loans at March 31, 2005.

OTHER EXPENSES INCREASE

         Other expenses increased $219,000, or 7.5%, to $3.1 million for the first quarter of 2006 compared to $2.9 million for the first quarter of 2005. Salaries and benefits expense increased $154,000 over the prior year as share based compensation costs of $176,000 for stock awards made in August of 2005 were expensed, partially offset by a decrease in costs of other employee benefit plans. Occupancy expense increased $82,000 over the prior year mostly from costs associated with the opening of a new branch in September of 2005.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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
SELECTED FINANCIAL CONDITION DATA
                                            MARCH 31,        DECEMBER 31,
                                              2006              2005               % CHANGE
                                        ------------------ -----------------     --------------
                                               (DOLLARS IN THOUSANDS)
 Total assets........................        $556,813          $543,846                  2.4%
 Cash and cash equivalents...........          31,202            13,400                132.8
 Investment securities...............          45,100            51,578                (12.6)
 Mortgage-backed securities .........          39,902            42,612                 (6.4)
 Loans receivable, net...............         416,300           412,005                  1.0
 Deposits............................         422,687           416,914                  1.4
 FHLB advances.......................          34,000            27,000                 25.9
 Subordinated debt...................          15,464            15,464                  0.0
 Other borrowings....................          18,010            18,460                 (2.4)
 Stockholder's equity................          61,320            60,568                  1.2

SELECTED OPERATING DATA
                                            THREE MONTHS ENDED
                                                 MARCH 31,
                                       ------------------------------
                                            2006           2005         % CHANGE
                                       --------------- -------------- -------------
                                        (IN THOUSANDS, EXCEPT PER
                                         SHARE AND SHARE AMOUNTS)
 Interest and dividend income.........  $    7,151     $    6,091           17.4%
 Interest expense.....................       3,355          2,472           35.8
      Net interest income.............       3,796          3,619            4.9

 Provision for loan losses............          75             75            0.0

 Net interest income after
    provision for loan losses.........       3,721          3,544            5.0

 Other income.........................         555            568           (2.3)
 Other expense........................       3,130          2,911            7.5

 Income before taxes..................       1,145          1,201           (4.6)
 Provision for income taxes...........         442            459           (3.5)

      Net income......................  $      703     $      742           (5.3)

 Earnings per share basic               $     0.08     $     0.09          (11.1)
 Earnings per share diluted             $     0.08     $     0.09          (11.1)

 Average shares outstanding basic        8,296,606      8,447,868
 Average shares outstanding diluted      8,467,906      8,447,868

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                         MARCH 31, 2006                      MARCH 31, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE           YIELD/COST         BALANCE         YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loan                                              $414,104             5.82%            $342,152            5.56%
Investment securities                               89,604             4.73%             114,869            4.07%
Other interest-earning assets                        5,985             4.39%              27,996            2.43%
Interest-bearing deposits                          387,233             2.56%             380,124            1.87%
Total borrowings                                    64,776             5.43%              48,410            5.71%

Interest rate spread                                                   2.64%                                2.72%
Net interest margin                                                    2.98%                                2.98%


ASSET QUALITY DATA
                                                       THREE MONTHS         YEAR ENDED
                                                           ENDED           DECEMBER 31,
                                                      MARCH 31, 2006          2005
                                                  --------------------  -------------------
                                                               (IN THOUSANDS)
 Allowance for Loan Losses:
 Allowance at beginning of period..................      $ 1,753               $ 1,466
 Provision for loan losses.........................           75                   300
 Recoveries........................................            0                     5
 Charge-offs.......................................            7                    18

 Net charge-offs...................................            7                    13

 Allowance at end of period........................      $ 1,821               $ 1,753
 Allowance for loan losses as a percent of total
 loans.............................................         0.44%                 0.42%
 Allowance for loan losses as a percent of
 nonperforming loans...............................        609.0%                  N/M


                                                       THREE MONTHS         YEAR ENDED
                                                           ENDED           DECEMBER 31,
                                                      MARCH 31, 2006          2005
                                                    ------------------   ---------------
                                                               (IN THOUSANDS)
 Nonperforming Assets:
 Nonaccrual loans:
    Mortgage loans.................................      $   283               $    91
    Commercial business loans......................            0                     0
    Consumer loans.................................           16                     7
         Total.....................................          299                    98

 Real estate owned.................................            0                     0
 Other nonperforming assets........................            0                     0

 Total nonperforming assets........................      $   299               $    98
 Nonperforming loans as a percent of
    total loans....................................         0.07%                 0.02%
 Nonperforming assets as a percent of
    total assets...................................         0.05%                 0.02%


SELECTED FINANCIAL RATIOS

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                             ------------------------------
                                                  2006            2005
                                             --------------  --------------

 SELECTED PERFORMANCE RATIOS:
 Return on average assets (1)...........          0.51%           0.56%
 Return on average equity (1)...........          4.59%           4.92%
 Interest rate spread (1)...............          2.64%           2.72%
 Net interest margin (1)................          2.98%           2.98%
 Efficiency ratio.......................         71.95%          69.53%

(1) Annualized.


CONTACT:

Ocean Shore Holding Co.
Steven E. Brady, 609-399-0012
    or
Donald F. Morgenweck, 609-399-0012